Contact: Merilee Raines, Chief Financial Officer, (207) 556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Third Quarter Results and Two-for-One Stock Split

WESTBROOK, Maine, October 26, 2007— IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the third quarter of 2007 increased 22% to $229.4 million from $187.4 million for the third quarter of 2006. Earnings per diluted share (“EPS”) for the quarter ended September 30, 2007 were $0.81, compared to $0.76 for the same period in the prior year.

“In the third quarter we continued our sales momentum with strong revenue growth in the Companion Animal Group,” said Jonathan Ayers, Chairman and CEO. “Instrument sales and total instrument placements achieved record levels, which bodes well for the acceleration of instrument consumables sales in future periods. Our rapid assay and laboratory services lines of business also continued their revenue growth momentum in the third quarter, while digital radiography and computer systems logged double digit revenue growth. In this release we are providing initial revenue and earnings guidance for 2008, a year in which we will benefit from the launch of several new products, including three new instruments that will augment the IDEXX VetLab® suite of in-house analyzers.”

Companion Animal Group (“CAG”) revenue for the third quarter of 2007 increased 22% to $187.5 million from $153.1 million for the third quarter of 2006 due primarily to higher sales in all CAG product and service categories, with the largest growth in revenue dollars from laboratory and consulting services and from instruments and consumables products. Incremental sales from acquired businesses contributed 6% to revenue growth.

Water segment revenue for the third quarter of 2007 increased 5% to $17.4 million from $16.6 million for the third quarter of 2006 due primarily to higher worldwide sales volume, partly offset by lower average unit sales prices due to both higher relative sales in geographies where products are sold at lower average unit sales prices and greater price competition in certain geographies.

Production Animal Segment (“PAS”) revenue for the third quarter of 2007 increased 25% to $17.4 million from $13.9 million for the third quarter of 2006 due primarily to higher livestock diagnostics sales volume, including sales attributable to Institut Pourquier, which we acquired in March 2007. The favorable impact of higher sales volume was partly offset by lower average unit sales prices for products that test for transmissible spongiform encephalopathies (“TSE”) due to greater price competition.

IDEXX Announces Third Quarter Results
October 26, 2007

The accompanying financial tables provide more information concerning our revenue and other operating results for the three and nine months ended September 30, 2007.

Year-to-Date Results

Year-to-date revenue increased 24% to $677.6 million from $546.9 million for the same period in 2006. Revenue for the nine months ended September 30, 2007, adjusted for the impacts of acquisitions and foreign currency exchange rates, increased 14%.

Year-to-date earnings per diluted share increased 1% to $2.12 from $2.09 for the same period in 2006. Non-GAAP adjusted diluted EPS for the nine months ended September 30, 2007 grew 16% to $2.37 from $2.05 for the same period in 2006. Non-GAAP adjusted diluted EPS for the nine months ended September 30, 2007 excludes the impact of acquisition-related purchase accounting and integration costs and the write-down of certain pharmaceutical assets in the second quarter. Non-GAAP adjusted diluted EPS for the nine months ended September 30, 2006 excludes the income tax benefits from certain discrete tax events. The accompanying financial table provides additional information and reconciles reported earnings per diluted share to these non-GAAP measures. Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified items, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

Additional Operating Results for the Third Quarter

Gross profit for the third quarter of 2007 increased $20.3 million, or 21%, to $118.5 million from $98.2 million for the third quarter of 2006. As a percentage of total revenue, gross profit was constant at 52%. The gross profit percentage was unfavorably impacted by greater relative sales of lower margin products and services such as laboratory and consulting services. Decreases in the gross margin percentage were offset by higher average selling prices, resulting in part from higher relative sales of combination rapid assay products such as the SNAP®4Dx®, which was launched in the U.S. in September 2006.

Research and development (“R&D”) expense for the third quarter of 2007 was $17.3 million, or 7.5% of revenue, compared to $13.7 million, or 7.3% of revenue, for the third quarter of 2006. R&D expense grew primarily as a result of increased product development spending related to IDEXX VetLab® instrumentation and to product development activities across all product and service categories.

Selling, general and administrative (“SG&A”) expense for the third quarter of 2007 was $65.1 million, or 28% of revenue, compared to $50.0 million, or 27% of revenue, for the third quarter of 2006. Increased SG&A expense was due primarily to higher personnel-related costs due, in part, to expanded worldwide sales, marketing and customer service headcount; higher spending on information technology, facilities and other general support functions; and incremental activities associated with recently acquired businesses.

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories Announces Two-for-One Stock Split

The Company also announced today that its Board of Directors approved a two-for-one split of its outstanding common stock. The stock split will be effected in the form of a 100% common stock dividend. Stockholders of record as of the close of business on November 5, 2007 will be issued one additional share for each share of common stock held on such date. The additional shares of common stock will be distributed on or about November 26, 2007. It is anticipated that the Company’s common stock will begin trading on a post-split basis on the business day following the distribution date. The stock split will double the number of outstanding common shares to approximately 61 million based on the number of shares outstanding as of October 22, 2007.

Outlook

The Company offers the following revised guidance for the full year of 2007:

•	Revenue is expected to be $910 to $915 million, updated from guidance of $900 to $905 million provided in July of this year, which represents revenue growth of 23% to 24% compared to 2006.

•
Diluted earnings per share are expected to be $2.88 to $2.91 on a pre-split basis or $1.44 to $1.46 on a post-split basis. Excluding the impact of acquisition-related purchase accounting and integration costs and the write-down of certain pharmaceutical assets in the second quarter, non-GAAP adjusted diluted EPS are expected to be $3.13 to $3.16 on a pre-split basis or $1.56 to $1.58 on a post-split basis. Adjusted for discrete items in both 2006 and 2007, non-GAAP adjusted diluted EPS are projected to grow 17% to 18%.

The Company offers the following guidance for the full year of 2008:

•	Revenue is expected to be $1.03 billion to $1.05 billion, which represents revenue growth of 13% to 15% compared to projected revenue for 2007

•
Diluted earnings per share are expected to be $3.63 to $3.73 on a pre-split basis or $1.82 to $1.87 on a post-split basis. Excluding the impact in 2007 of acquisition-related purchase accounting and integration costs and the write-down of certain pharmaceutical assets, non-GAAP adjusted diluted EPS are projected to grow 15% to 20%.

Conference Call and Webcast Information

IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its third quarter results. To participate in the conference call, dial 719-325-4744 or 877-681-3377 and reference confirmation code 2004728. An audio replay will be available through November 2, 2007 by dialing 719-457-0820 and referencing replay code 2004728.

The call will also be available via live or archived Webcast on the IDEXX Laboratories' web site at www.idexx.com.

IDEXX Announces Third Quarter Results
October 26, 2007

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice management systems and pharmaceuticals. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 4,500 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of the Company’s products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and quarterly report on Form 10-Q for the quarter ended June 30, 2007, in the section captioned "Risk Factors.”

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2007	2006	2007	2006
Revenue:	Revenue	$229,385	$187,380	$677,586	$546,908
Expenses and
Income:	Cost of revenue	110,907	89,181	336,308	263,648
	Gross profit	118,478	98,199	341,278	283,260
	Sales and marketing	37,757	29,051	110,086	84,668
	General and administrative	27,343	20,990	81,182	60,463
	Research and development	17,281	13,696	50,569	39,666
	Income from operations	36,097	34,462	99,441	98,463
	Interest income (expense), net	(515)	609	(1,321)	1,972
	Income before provision for income taxes and partner's interest	35,582	35,071	98,120	100,435
	Provision for income taxes	9,787	10,118	29,634	31,581
	Partner's share of consolidated loss	-	-	-	(152)
Net Income:	Net income	$25,795	$24,953	$68,486	$69,006
	Earnings per share: Basic	$0.84	$0.80	$2.22	$2.19
	Earnings per share: Diluted	$0.81	$0.76	$2.12	$2.09
	Shares outstanding: Basic	30,547	31,210	30,843	31,491
	Shares outstanding: Diluted	31,991	32,731	32,262	33,022

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2007	2006	2007	2006
Key Operating	Gross profit	51.7%	52.4%	50.4%	51.8%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	28.5%	26.7%	28.2%	26.5%
revenue):	Research and development expense	7.5%	7.3%	7.5%	7.3%
	Income from operations	15.7%	18.4%	14.7%	18.0%

International	International revenue (in thousands)	$89,547	$63,955	$264,514	$190,355
Revenue:	International revenue as percentage of
	total revenue	39.0%	34.1%	39.0%	34.8%

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
			Gross Profit		Income from				Earnings per Share
	Gross Profit		as a % of Revenue		Operations		Net Income		Diluted
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$118,478	$98,199	51.7%	52.4%	$36,097	$34,462	$25,795	$24,953	$0.81	$0.76
Acquisition-related purchase accounting & integration costs(1)	87	-	-	-	139	-	90	-	-	-
Non-GAAP comparative measurements(2)	$118,565	$98,199	51.7%	52.4%	$36,236	$34,462	$25,885	$24,953	$0.81	$0.76

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(2) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Nine Months Ended
			Gross Profit		Income from				Earnings per Share
	Gross Profit		as a % of Revenue		Operations		Net Income		Diluted
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$341,278	$283,260	50.4%	51.8%	$99,441	$98,463	$68,486	$69,006	$2.12	$2.09
Specified items:
Write-downs of certain pharmaceutical assets(1)	10,138	-	1.5%	-	10,138	-	6,392	-	0.20	-
Acquisition-related purchase accounting & integration costs(2)	1,979	-	0.3%	-	2,381	-	1,522	-	0.05	-
Discrete income tax benefits(3)	-	-	-	-	-	-	-	(1,281)	-	(0.04)
Non-GAAP comparative measurements(4)	$353,395	$283,260	52.2%	51.8%	$111,960	$98,463	$76,400	$67,725	$2.37	$2.05

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the write-down of certain pharmaceutical assets is not indicative of future performance because significant costs of a similar nature are not likely to recur within a reasonable period. We believe that we do not have other large inventory investments where the relationship of inventory to current sales volumes creates significant exposure to valuation risk. During the second quarter, we recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. We have written down these assets because product sales have been significantly lower than projected and we recently received notice from our third-party contract manufacturer of finished goods that the manufacturer will discontinue manufacturing the product in 2009. Due in part to an estimated production volume which is low, we believe that we will not be able to find an economically feasible replacement manufacturer and therefore that we will not be able to obtain the product after the termination of the existing manufacturing arrangement. We applied the statutory income tax rate of the applicable tax jurisdiction to calculate the after-tax impact of this discrete item.

(2) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(3) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2006, the separately identified discrete income tax benefits were composed of a tax benefit of $0.03 per diluted share due to a reduction of previously recorded international deferred tax liabilities as a result of obtaining certain multi-year tax incentives and a tax benefit of $0.01 per diluted share due to the release of a valuation allowance on international deferred tax assets as a result of a subsidiary demonstrating consistent sustained profitability.

(4) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,	September 30,	September 30,	September 30,
		2007	2006	2007	2006
Revenue:	Companion Animal Group	$187,481	$153,058	$554,939	$449,324
	Water	17,431	16,579	48,941	43,732
	Production Animal Segment	17,377	13,907	52,871	42,310
	Other	7,096	3,836	20,835	11,542
	Total	$229,385	$187,380	$677,586	$546,908

Gross Profit:	Companion Animal Group	$93,949	$76,739	$269,328	$223,475
	Water	10,919	11,026	30,960	28,853
	Production Animal Segment	10,412	9,481	32,677	27,634
	Other	3,081	1,375	7,926	4,519
	Unallocated	117	(422)	387	(1,221)
	Total	$118,478	$98,199	$341,278	$283,260

Income from
Operations:	Companion Animal Group	$28,529	$26,436	$75,293	$78,541
	Water	7,212	7,843	20,010	19,482
	Production Animal Segment	2,561	3,908	10,286	11,279
	Other	27	245	(487)	1,286
	Unallocated	(2,232)	(3,970)	(5,661)	(12,125)
	Total	$36,097	$34,462	$99,441	$98,463

Gross Profit
(as a percentage
of revenue):	Companion Animal Group	50.1%	50.1%	48.5%	49.7%
	Water	62.6%	66.5%	63.3%	66.0%
	Production Animal Segment	59.9%	68.2%	61.8%	65.3%
	Other	43.4%	35.9%	38.0%	39.2%

Income from
Operations
(as a percentage
of revenue):	Companion Animal Group	15.2%	17.3%	13.6%	17.5%
	Water	41.4%	47.3%	40.9%	44.5%
	Production Animal Segment	14.7%	28.1%	19.5%	26.7%
	Other	0.4%	6.4%	(2.3%)	11.1%

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Three Months Ended
	Sept. 30, 2007	Sept. 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

CAG	$187,481	$153,058	$34,423	22.5%	2.5%	5.9%	14.1%
Water	17,431	16,579	852	5.1%	3.0%	-	2.1%
PAS	17,377	13,907	3,470	25.0%	6.1%	12.8%	6.1%
Other	7,096	3,836	3,260	85.0%	2.8%	84.4%	(2.2%)
Total	$229,385	$187,380	$42,005	22.4%	2.8%	7.5%	12.1%

Three Months Ended
	Sept. 30, 2007	Sept. 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

Instruments and consumables	$71,443	$60,295	$11,148	18.5%	3.3%	-	15.2%
Rapid assay products	33,639	30,181	3,458	11.5%	0.7%	-	10.8%
Laboratory and consulting services	64,914	47,893	17,021	35.5%	2.9%	18.9%	13.7%
Practice information management systems and digital radiography	12,197	10,287	1,910	18.6%	1.4%	-	17.2%
Pharmaceutical products	5,288	4,402	886	20.1%	-	-	20.1%
Net CAG revenue	$187,481	$153,058	$34,423	22.5%	2.5%	5.9%	14.1%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended September 30, 2006 to the three months ended September 30, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the three months ended September 30, 2007 compared to the three months ended September 30, 2006 from businesses acquired since July 1, 2006.

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Nine Months Ended
	Sept. 30, 2007	Sept. 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

CAG	$554,939	$449,324	$105,615	23.5%	2.2%	6.3%	15.0%
Water	48,941	43,732	5,209	11.9%	3.0%	-	8.9%
PAS	52,871	42,310	10,561	25.0%	6.4%	10.4%	8.2%
Other	20,835	11,542	9,293	80.5%	2.7%	77.7%	0.1%
Total	$677,586	$546,908	$130,678	23.9%	2.6%	7.6%	13.7%

Nine Months Ended
	Sept. 30, 2007	Sept. 30, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

Instruments and consumables	$209,889	$177,326	$32,563	18.4%	2.8%	-	15.6%
Rapid assay products	101,464	88,812	12,652	14.2%	0.5%	1.9%	11.8%
Laboratory and consulting services	191,350	139,287	52,063	37.4%	3.1%	19.1%	15.2%
Practice information management systems and digital radiography	36,419	30,764	5,655	18.4%	0.8%	-	17.6%
Pharmaceutical products	15,817	13,135	2,682	20.4%	-	-	20.4%
Net CAG revenue	$554,939	$449,324	$105,615	23.5%	2.2%	6.3%	15.0%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the nine months ended September 30, 2006 to the nine months ended September 30, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006 from businesses acquired since January 1, 2006.

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		September 30,	December 31,
		2007	2006
Assets:	Current Assets:
	Cash and cash equivalents	$58,507	$61,666
	Short-term investments	-	35,000
	Accounts receivable, net	103,407	81,389
	Inventories	96,273	95,996
	Other current assets	35,562	28,212
	Total current assets	293,749	302,263
	Property and equipment, at cost	233,219	191,538
	Less: accumulated depreciation	106,354	91,910
	Property and equipment, net	126,865	99,628
	Other long-term assets, net	253,619	157,669
	Total assets	$674,233	$559,560
Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$21,786	$24,374
	Accrued expenses	99,350	90,715
	Debt	77,990	678
	Deferred revenue	10,044	8,976
	Total current liabilities	209,170	124,743
	Long-term debt, net of current portion	5,911	6,447
	Other long-term liabilities	39,012	18,509
	Total long-term liabilities	44,923	24,956

	Stockholders’ Equity:
	Common stock	4,716	4,662
	Additional paid-in capital	512,266	479,993
	Deferred stock units	2,147	1,852
	Retained earnings	560,334	490,614
	Treasury stock, at cost	(677,509)	(577,826)
	Accumulated other comprehensive income	18,186	10,566
	Total stockholders’ equity	420,140	409,861
	Total liabilities and stockholders’ equity	$674,233	$559,560

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		September 30,	December 31,
		2007	2006

Key	Total cash, cash equivalents and investments (in thousands)	$58,507	$96,666
Balance Sheet	Days sales outstanding	42	38
Information:	Inventory turns	2.1	1.9

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30,	September 30,
		2007	2006
Operating:	Cash Flows from Operating Activities:
	Net income	$68,486	$69,006
	Non-cash charges	30,907	17,484
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(4,200)	(15,078)
	Net cash provided by operating activities	$95,193	$71,412
Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	35,000	22,014
	Purchase of property and equipment	(41,723)	(21,476)
	Purchase of land and buildings	-	(11,521)
	Acquisition of businesses and intangible assets	(87,738)	(9,367)
	Acquisition of equipment leased to customers	(740)	(1,370)
	Net cash provided (used) by investing activities	$(95,201)	$(21,720)
Financing:	Cash Flows from Financing Activities:
	Borrowings (payments) of notes payable, net	68,819	(712)
	Purchase of treasury stock	(99,684)	(93,832)
	Proceeds from the exercise of stock options	17,655	18,843
	Tax benefit from exercise of stock options	7,544	8,747
	Net cash provided (used) by financing activities	$(5,666)	$(66,954)
	Net effect of exchange rate changes	2,515	1,061
	Net decrease in cash and cash equivalents	(3,159)	(16,201)
	Cash and cash equivalents, beginning of period	61,666	67,151
	Cash and cash equivalents, end of period	$58,507	$50,950

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands (Unaudited)

		Nine Months Ended
		September 30,	September 30,
		2007	2006
Free Cash
Flow:	Net cash provided by operating activities	$95,193	$71,412
	Financing cash flows attributable to tax benefits from exercise of stock options	7,544	8,747
	Purchase of fixed assets	(41,723)	(32,997)
	Acquisition of equipment leased to customers	(740)	(1,370)
	Free cash flow	$60,274	$45,792

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Announces Third Quarter Results
October 26, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Share repurchases during the period	70	116	1,129	1,195
Average price paid per share	$101.83	$74.50	$87.86	$78.53

Shares remaining under repurchase authorization as of September 30, 2007			1,585

IDEXX Laboratories, Inc. and Subsidiaries
Pro Forma Earnings per Share Adjusted for Stock Split (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
Basic	2007	2006	2007	2006
As reported	$0.84	$0.80	$2.22	$2.19
Pro forma	$0.42	$0.40	$1.11	$1.10
Diluted
As reported	$0.81	$0.76	$2.12	$2.09
Pro forma	$0.40	$0.38	$1.06	$1.04